Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Annual Report of James River Coal Company (the “Company”) on Form 10-K for the period ending December 31, 2004 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Samuel M. Hopkins, II, Vice President and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2005

/s/ Samuel M. Hopkins, II Samuel M. Hopkins, II Vice President and Chief Accounting Officer